Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated October 26, 2020 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), is made by and between Rivulet Films, Inc., a Delaware corporation with an address of 1206 E Warner Rd, Suite 101-I, Gilbert, AZ 85296 (“Grantor”), and Lawrence M. Silver, an individual with an address of 55 E. Erie St. #2505, Chicago IL, 60611 (“Secured Party”).

RECITALS

A.            Secured Party has made or will make one or more advances (the “Loan”) to Grantor pursuant to that certain Multiple Advance Promissory Note of even date herewith (as amended, supplemented, or otherwise modified from time to time, the “Note”) made by Grantor payable to the order of Secured Party.

B.            This Agreement is given by Grantor in favor of Secured Party to secure the payment and performance of all of the Secured Obligations (as defined below).

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

(a)            Unless otherwise defined, terms used in this Agreement that are defined in the UCC have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)           For purposes of this Agreement, the following terms have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Note.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject (subject only to liens permitted under the Note).

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, includes, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.          Grant of Security Interest. Grantor hereby pledges and grants to Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of Secured Party in and to all of its right, title, and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a)           all fixtures and personal property of every kind and nature (including all of Grantor’s equity interest in PBP Productions LLC, an Arizona limited liability company (“PBP Productions”)), including all accounts, goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

(b)           all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the foregoing.

3.          Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a)            the obligations of Grantor from time to time arising under the Note, this Agreement, or otherwise with respect to the due and prompt payment of (i) the principal of and premium and interest, if any, on the Loan (including any interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise, and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Grantor under or in respect of the Note and this Agreement; and

(b)           all other covenants, duties, debts, obligations, and liabilities of any kind of Grantor under or in respect of the Note, this Agreement, or any other document made, delivered, or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 are collectively the “Secured Obligations”).

4.          Perfection of Security Interest and Further Assurances.

(a)            Grantor will, from time to time, as may be required by Secured Party with respect to all Collateral, take all actions as may be requested by Secured Party to perfect the security interest of Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the UCC, as applicable, Grantor will take all actions as may be requested from time to time by Secured Party so that control of such Collateral is obtained and at all times held by Secured Party. All of the foregoing will be at the sole cost and expense of Grantor.

(b)           Grantor irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing, or protecting the security interest granted by Grantor hereunder, without the signature of Grantor where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by Grantor, or words of similar effect. Grantor agrees to provide all information required by Secured Party pursuant to this section promptly to Secured Party upon request.

(c)           If Grantor at any time holds or acquires any certificated securities, promissory notes, tangible chattel paper, negotiable documents, or warehouse receipts relating to the Collateral, Grantor will endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

(d)           If any Collateral is at any time in the possession of a bailee, Grantor will promptly notify Secured Party and, at Secured Party’s request and option, will promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and the bailee agrees to comply, without further consent of Grantor, at any time with instructions of Secured Party as to such Collateral.

(e)           Grantor agrees that at any time and from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(f)            Secured Party agrees that, unless an Event of Default has occurred and is continuing, Grantor may, to the extent Grantor has such right, vote and give consents, ratifications, and waivers with respect to its interest in PBP Productions, except to the extent that, in Secured Party’s reasonable judgment, any such vote, consent, ratification, or waiver would detract from the value thereof as Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement.

(g)           Secured Party agrees that Grantor may, unless an Event of Default has occurred and is continuing, receive and retain all dividends and other distributions with respect to its interest in PBP Productions.

5.          Representations and Warranties. Grantor represents and warrants as follows:

(a)           At the time the Collateral becomes subject to the lien and security interest created by this Agreement, Grantor will be the sole, direct, legal, and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option, or right of others except for the security interest created by this Agreement.

(b)           The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(c)            It has full power, authority, and legal right to borrow the Loan and pledge the Collateral pursuant to this Agreement.

(d)           This Agreement and the Note have each been duly authorized, executed, and delivered by Grantor and constitutes a legal, valid, and binding obligation of Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)           No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loan and the pledge by Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by Grantor or the performance by Grantor of its obligations thereunder.

(f)            The execution and delivery of the Note and this Agreement by Grantor and the performance by Grantor of its obligations thereunder will not violate any provision of any applicable law or regulation or any order, judgment, writ, award, or decree of any court, arbitrator, or governmental authority, domestic or foreign, applicable to Grantor or any of its property, or the organizational or governing documents of Grantor or any agreement or instrument to which Grantor is party or by which it or its property is bound.

6.          Covenants. Grantor covenants as follows:

(a)           Grantor will not, without providing at least 30 days’ prior written notice to Secured Party, change its legal name, location of its residence, or its taxpayer identification number. Grantor will, prior to any change described in the preceding sentence, take all actions requested by Secured Party to maintain the perfection and priority of Secured Party’s security interest in the Collateral.

(b)           Grantor will, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of Secured Party therein against the claim of any person claiming against or through Grantor and will maintain and preserve such perfected First Priority lien and security interest for so long as this Agreement remains in effect.

(c)           Grantor will not sell, offer to sell, dispose of, convey, assign, or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit, or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except with the prior written consent of Secured Party.

(d)           Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

7.          Secured Party Appointed Attorney-in-Fact. Grantor hereby appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but Secured Party will not be obligated to and will have no liability to Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, is irrevocable. Grantor hereby ratifies all actions that attorneys lawfully do or cause to be done by virtue hereof.

8.          Secured Party May Perform. If Grantor fails to perform any obligation contained in this Agreement, Secured Party may itself perform, or cause performance of, such obligation, and the expenses of Secured Party incurred in connection therewith will be payable by Grantor, provided that Secured Party will not be required to perform or discharge any obligation of Grantor.

9.          Reasonable Care. Secured Party will have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party will not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement nor the exercise by Secured Party of any of the rights and remedies hereunder relieves Grantor from the performance of any obligation on Grantor’s part to be performed or observed in respect of any of the Collateral.

10.        Remedies Upon Default.

(a)           If any Event of Default has occurred and is continuing, Secured Party, without any other notice to or demand upon Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Grantor at its notice address as provided in Section 14 ten (10) days prior to the date of such disposition will constitute reasonable notice, but notice given in any other reasonable manner is sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Secured Party may sell such Collateral on such terms and to such purchaser(s) as Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof will have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Secured Party may be the purchaser, licensee, assignee, or recipient of the Collateral or any part thereof and will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Grantor waives all claims, damages, and demands it may acquire against Secured Party arising out of the exercise by it of any rights hereunder. Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian will be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor will it be under any obligation to take any action whatsoever with regard thereto. Grantor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by utilizing internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Secured Party is not obligated to clean-up or otherwise prepare the Collateral for sale.

(b)           If any Event of Default has occurred and is continuing, any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral will be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds will be applied or set off against all or any part of the Secured Obligations in such order as Secured Party elects. Any surplus of such cash or cash Proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations will be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus. Grantor remains liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

(c)           If Secured Party chooses to exercise its rights to sell all or any of the Collateral pursuant to this section, Grantor agrees that, upon request of Secured Party, Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11.        No Waiver and Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default. All rights and remedies provided are cumulative and are not exclusive of any rights or remedies provided by law.

12.        Security Interest Absolute. To the extent permitted by applicable law, Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered, or other action taken in reliance hereon and all other demands and notices of any description. All rights of Secured Party and liens and security interests hereunder, and all Secured Obligations of Grantor hereunder, is absolute and unconditional irrespective of:

(a)           any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)           any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)           any taking, exchange, substitution, release, impairment, or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for all or any of the Secured Obligations;

(d)           any manner of sale, disposition, or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)           any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f)            any defense, set-off, or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Grantor against Secured Party; or

(g)           any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Secured Party that might vary the risk of Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Grantor or any other grantor, guarantor or surety.

13.        Amendments. This Agreement may not be amended, modified, supplemented, terminated, or waived unless in writing and signed by the parties.

14.        Notices. All notices and other communications provided for in this Agreement must be given in the manner set forth in the Note.

15.        Continuing Security Interest; Further Actions. This Agreement creates a continuing First Priority lien and security interest in the Collateral and will (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon Grantor, its successors, and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees, and assigns; provided that Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

16.        Termination; Release. On or promptly after the date on which all Secured Obligations have been paid and performed in full, Secured Party will, at the request and sole expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Secured Party, together with any monies at the time held by Secured Party hereunder, and (b) execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

17.        Governing Law. This Agreement and any claim, controversy, dispute, or cause of action based upon, arising out of, or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Arizona.

18.        Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original, and all taken together will constitute a single contract.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRANTOR
Rivulet Films, Inc.,
a Delaware corporation

By:	/s/ Michael Witherill
Michael Witherill, CEO

SECURED PARTY:
/s/ Lawrence Silver
Lawrence M. Silver